PennantPark Investment Corporation Announces Financial Results for the Quarter Ended June 30, 2012

NEW YORK, NY -- (Marketwire - August 08, 2012) - PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for its third fiscal quarter ended June 30, 2012.

HIGHLIGHTS
Quarter Ended June 30, 2012
($in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                            $   929.1
  Net assets                                                      $   572.7
  Net asset value per share                                       $   10.16

Credit Facility (cost $185.1)                                     $   184.2
SBA debentures                                                    $   150.0

Yield on debt investments at quarter-end                               13.3%

Operating Results:
  Net investment income                                           $    15.6
  Net investment income per share                                 $    0.28
  Distributions declared per share                                $    0.28

Portfolio Activity:
  Purchases of long-term investments                              $    89.9
  Sales and repayments of long-term investments                   $    55.3

  Number of new portfolio companies invested                              3
  Number of existing portfolio companies invested                         2
  Number of portfolio companies at quarter-end                           51

CONFERENCE CALL AT 10:00 A.M. ET ON AUGUST 9, 2012

PennantPark Investment Corporation ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, August 9, 2012 to discuss its quarterly financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 500-0920 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2383. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through August 23, 2012 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #8243576.

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2012, our portfolio totaled $929.1 million and consisted of $285.8 million of senior secured loans, $150.1 million of second lien secured debt, $401.5 million of subordinated debt and $91.7 million of preferred and common equity investments. Our portfolio consisted of 68% fixed-rate investments and 32% variable-rate investments (including 27% with a London Interbank Offered Rate, LIBOR, or prime floor). On June 30, 2012, we had two non-accrual debt investments, representing 2% and 7% of our overall portfolio on a market and cost basis, respectively. Our overall portfolio consisted of 51 companies with an average investment size of $18.2 million, had a weighted average yield on debt investments of 13.3% and was invested 31% in senior secured loans, 16% in second lien secured debt, 43% in subordinated debt and 10% in preferred and common equity investments.

As of September 30, 2011, our portfolio totaled $827.5 million and consisted of $296.5 million of senior secured loans, $165.3 million of second lien secured debt, $309.3 million of subordinated debt and $56.4 million of preferred and common equity investments. Our portfolio consisted of 61% fixed-rate investments and 39% variable-rate investments (including 31% with a LIBOR or prime floor). Our overall portfolio consisted of 48 companies with an average investment size of $17.2 million, had a weighted average yield on debt investments of 13.3% and was invested 36% in senior secured loans, 20% in second lien secured debt, 37% in subordinated debt and 7% in preferred and common equity investments.

For the three months ended June 30, 2012, we invested $89.9 million in three new and two existing portfolio companies with a weighted average yield on debt investments of 13.0%. Sales and repayments of long-term investments totaled $55.3 million for the same period. For the nine months ended June 30, 2012, we invested $243.8 million in nine new and 13 existing portfolio companies with a weighted average yield of 13.7% on debt investments. Sales and repayments of long-term investments totaled $173.8 million for the same period.

For the three months ended June 30, 2011, we invested $145.5 million in three new and four existing portfolio companies with a weighted average yield on debt investments of 13.5%. Sales and repayments of long-term investments totaled $119.3 million for the same period. For the nine months ended June 30, 2011, we invested $342.0 million in 13 new and seven existing portfolio companies with a weighted average yield of 13.9% on debt investments. Sales and repayments of long-term investments totaled $256.4 million for the same period.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and nine months ended June 30, 2012 and 2011.

Investment Income

Investment income for the three and nine months ended June 30, 2012 was $29.4 million and $82.6 million, respectively, and was attributable to $9.2 million and $30.0 million from senior secured loans, $4.8 million and $13.3 million from second lien secured debt investments, and $15.4 million and $39.3 million from subordinated debt investments, respectively. This compares to investment income for the three and nine months ended June 30, 2011, which was $22.9 million and $65.6 million, respectively, and was primarily attributable to $7.7 million and $22.8 million from senior secured loans, $3.5 million and $9.5 million from second lien secured debt investments and $8.5 million and $24.8 million from subordinated debt investments, respectively. The increase in investment income from the same period in the prior year is due to the growth of our portfolio, which is the result of deploying both equity from our follow-on offering and debt capital raised during the period.

Expenses

Expenses for the three and nine months ended June 30, 2012 totaled $13.8 million and $42.3 million, respectively. For the same respective periods, base management fees totaled $4.5 million and $12.7 million, performance-based incentive fees totaled $3.9 million and $10.0 million, our senior secured revolving credit facility, or the Credit Facility, and the Small Business Administration, or SBA, debentures expense totaled $3.2 million and $8.3 million (excluding the $5.4 million one-time fees associated with amending and extending our Credit Facility), general and administrative expenses totaled $1.8 million and $5.3 million and excise taxes totaled $0.4 million and $0.6 million, respectively. This compares to expenses for the three and nine months ended June 30, 2011, which totaled $9.7 million and $28.1 million, respectively. For the same respective periods, base management fees totaled $3.8 million and $10.9 million, performance-based incentive fees totaled $3.3 million and $9.4 million, Credit Facility and SBA debentures expenses totaled $1.3 million and $3.6 million, general and administrative expenses totaled $1.3 million and $4.0 million, and excise tax for the nine months ended June 30, 2011 totaled $0.1 million. The increase in expenses from the same period in the prior year is due to the growth of the portfolio and net investment income as well as the costs associated with amending and extending our Credit Facility. Interest expense could be higher going forward resulting from an increase in the spread on the amended Credit Facility.

Net Investment Income

Net investment income totaled $15.6 million and $40.3 million, or $0.28 and $0.78 per share, for the three and nine months ended June 30, 2012, respectively. For the same respective periods in the prior year, net investment income totaled $13.2 million and $37.5 million, or $0.29 and $0.92 per share. The decrease in per share net investment income over the periods was primarily the result of upfront expenses associated with amending and restating our Credit Facility.

Net Realized Gains or Losses

Sales and repayments of long-term investments for the three and nine months ended June 30, 2012 totaled $55.3 million and $173.8 million and realized gains (losses) totaled $1.4 million and $(10.5) million, respectively, primarily due to exiting and refinancing our debt investments. Sales and repayments of long-term investments for the three and nine months ended June 30, 2011 totaled $119.3 million and $256.4 million and realized gains totaled $6.2 million and $8.7 million, respectively, due to sales of lower yielding investments and refinancing of our debt investments.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three and nine months ended June 30, 2012, we reported unrealized (depreciation) appreciation on investments of $(13.8) million and $17.0 million, respectively. For the three and nine months ended June 30, 2011, we reported unrealized (depreciation) appreciation on investments of $(16.5) million and $7.1 million, respectively. The change in unrealized appreciation for current periods compared to the prior periods is the result of changes in the leveraged credit markets. On June 30, 2012 and September 30, 2011, our net unrealized depreciation on investments totaled $21.7 million and $38.8 million, respectively.

For the three and nine months ended June 30, 2012, our long-term Credit Facility payable increased (decreased) in value due to unrealized depreciation (appreciation) of $0.2 million and $(1.2) million, respectively. For the three and nine months ended June 30, 2011, our long-term Credit Facility balance increased in value due to unrealized appreciation of $0.6 million and $11.9 million, respectively. The change in unrealized appreciation for current periods compared to the prior periods is the result of our Credit Facility approaching maturity. On June 30, 2012 and September 30, 2011, net unrealized appreciation on our long-term Credit Facility totaled $0.9 million and $2.1 million, respectively.

Net Increase in Net Assets Resulting from Operations

Net increase in net assets resulting from operations totaled $3.4 million and $45.7 million, or $0.06 per share and $0.88 per share, respectively, for the three and nine months ended June 30, 2012. This compares to a net increase in net assets resulting from operations which totaled $2.3 million and $41.4 million, respectively, or $0.05 per share and $1.01 per share, respectively, for the three and nine months ended June 30, 2011. This change in net assets from operations is due to both unrealized appreciation on investments and net investment income, which was offset by upfront fees on our Credit Facility.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from our Credit Facility, SBA debentures and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the SBA debentures, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

On June 30, 2012 and September 30, 2011, we had outstanding borrowings of $185.1 million (including a temporary draw of $0.9 million) and $240.9 million under the Credit Facility, with a weighted average interest rate of 3.01% and 1.27%, exclusive of the fee on undrawn commitments of 0.50% and 0.20%, respectively.

On June 30, 2012 and September 30, 2011, $150.0 million in SBA debt commitments were fully drawn with a weighted average interest rate of 3.70% exclusive of 3.43% in upfront fees (4.04% inclusive of the upfront fees). We had $7.2 million of cash in PennantPark SBIC LP as of June 30, 2012.

Our operating activities used cash of $74.3 million for the nine months ended June 30, 2012, primarily due to investing and offset by sales and repayments on our investments. Our financing activities provided cash of $12.0 million for the same period, primarily from proceeds from our common stock offering and net repayments under our Credit Facility.

Our operating activities used cash of $35.8 million for the nine months ended June 30, 2011, and our financing activities provided cash of $62.8 million for the same period, primarily from net repayments under our Credit Facility, SBA debentures issued, and our common stock offering.

DISTRIBUTIONS

During the three and nine months ended June 30, 2012, we declared distributions of $0.28 and $0.84 per share, respectively, for total distributions of $15.8 million and $44.3 million, respectively. During the three and nine months ended June 30, 2011, we declared distributions of $0.27 and $0.80 per share, respectively, for total distributions of $12.3 million and $34.0 million, respectively. Distributions are paid from taxable earnings and may include a return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission.

AVAILABLE INFORMATION
The Company makes available on its website its report on Form 10-Q filed with the Securities and Exchange Commission and stockholders may find the report on its website at www.pennantpark.com.

             PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                                June 30, 2012  September 30,
                                                  (unaudited)       2011
                                                -------------  -------------
Assets
Investments at fair value
    Non-controlled, non-affiliated investments,
     at fair value (cost--$907,304,090 and
     $816,078,311, respectively)                $ 878,560,096  $ 773,375,381
    Non-controlled, affiliated investments, at
     fair value (cost--$29,048,560 and
     $36,744,425, respectively)                    36,046,802     40,673,133
    Controlled, affiliated investments, at fair
     value (cost--$14,500,100 and $13,500,100,
     respectively)                                 14,500,000     13,500,001
                                                -------------  -------------
   Total Investments, at fair value (cost--
   $950,852,750 and $866,322,836, respectively)   929,106,898    827,548,515
Cash equivalents                                    9,316,015     71,604,519
Interest receivable                                11,365,159     10,878,236
Receivable for investments sold                    36,984,788     13,118,967
Prepaid expenses and other assets                   5,386,858      5,587,977
                                                -------------  -------------
        Total assets                              992,159,718    928,738,214
                                                =============  =============
Liabilities
Distributions payable                              15,782,855     12,336,241
Payable for investments purchased                  30,000,000     18,572,499
Unfunded investments                               26,935,270     37,132,151
Credit Facility payable (cost--$185,100,000 and
 $240,900,000, respectively)                      184,179,000    238,792,125
SBA debentures payable (cost--$150,000,000)       150,000,000    150,000,000
Interest payable on credit facility and SBA
 debentures                                         2,331,295        687,362
Management fee payable                              4,492,660      4,008,054
Performance-based incentive fee payable             3,892,683      3,773,829
Accrued other expenses                              1,884,446        778,757
                                                -------------  -------------
        Total liabilities                         419,498,209    466,081,018
                                                =============  =============
Net assets
Common stock, 56,367,339 and 45,689,781 shares
 issued and outstanding, respectively. Par
 value $0.001 per share and 100,000,000 shares
 authorized.                                           56,367         45,690
Paid-in capital in excess of par value            649,247,207    540,603,020
Undistributed net investment income                 4,339,635      8,326,854
Accumulated net realized loss on investments      (60,156,848)  (49,651,922)
Net unrealized depreciation on investments        (21,745,852)  (38,774,321)
Net unrealized appreciation on Credit Facility        921,000      2,107,875
                                                -------------  -------------
        Total net assets                        $ 572,661,509  $ 462,657,196
                                                =============  =============
        Total liabilities and net assets        $ 992,159,718  $ 928,738,214
                                                =============  =============
Net asset value per share                       $       10.16  $       10.13
                                                =============  =============

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                         Three months ended          Nine months ended
                              June 30,                    June 30,
                     --------------------------  --------------------------
                         2012          2011          2012          2011
                     ------------  ------------  ------------  ------------
Investment income:
From non-controlled,
 non-affiliated
 investments:
  Interest           $ 25,860,359  $ 21,046,388  $ 74,190,105  $ 60,441,750
  Other                 2,628,858     1,157,228     5,584,060     3,237,675
From non-controlled,
 affiliated
 investments:
  Interest                458,901       389,709     1,581,426     1,134,363
From controlled,
 affiliated
 investments:
  Interest                437,500       315,000     1,230,444       785,167
                     ------------  ------------  ------------  ------------
      Total
       investment
       income          29,385,618    22,908,325    82,586,035    65,598,955
                     ------------  ------------  ------------  ------------

Expenses:
  Base management fee   4,493,917     3,803,994    12,715,349    10,891,930
  Performance-based
   incentive fee        3,892,819     3,256,341    10,016,789     9,387,769
  Interest and
   expenses on the
   Credit Facility
   and SBA debentures   3,206,771     1,329,441     8,318,513     3,551,391
  Administrative
   services expenses    1,046,991       583,215     2,652,647     1,812,932
  Other general and
   administrative
   expenses               820,827       680,322     2,561,021     2,211,349
                     ------------  ------------  ------------  ------------
  Expenses before
   taxes and debt
   issuance costs      13,461,325     9,653,313    36,264,319    27,855,371
                     ------------  ------------  ------------  ------------

  Excise tax              353,697        35,000       633,697       193,824
  Debt issuance costs          --            --     5,361,319            --
                     ------------  ------------  ------------  ------------
  Total expenses       13,815,022     9,688,313    42,259,335    28,049,195
                     ------------  ------------  ------------  ------------

      Net investment
       income          15,570,596    13,220,012    40,326,700    37,549,760
                     ------------  ------------  ------------  ------------

Realized and
 unrealized gain
 (loss) on
 investments and
 Credit Facility:
Net realized gain
 (loss) on
 investments            1,447,084     6,155,867   (10,504,926)    8,735,680
Net change in
 unrealized
 (depreciation)
 appreciation on:
  Non-controlled,
   non-affiliated
   investments        (16,576,404)  (14,977,901)   13,958,935     8,486,459
  Controlled & non-
   controlled,
   affiliated
   investments          2,799,956    (1,474,634)    3,069,531    (1,435,899)
  Credit Facility
   unrealized
   depreciation
   (appreciation)         178,500      (604,929)   (1,186,875)  (11,908,375)
                     ------------  ------------  ------------  ------------
  Net change in
   unrealized
   (depreciation)
   appreciation       (13,597,948)  (17,057,464)   15,841,591    (4,857,815)
                     ------------  ------------  ------------  ------------

Net realized and
 unrealized (loss)
 gain from
 investments and
 Credit Facility      (12,150,864)  (10,901,597)    5,336,665     3,877,865
                     ------------  ------------  ------------  ------------

Net increase in net
 assets resulting
 from operations     $  3,419,732  $  2,318,415  $ 45,663,365  $ 41,427,625
                     ============  ============  ============  ============

Net increase in net
 assets resulting
 from operations per
 common share        $       0.06  $       0.05  $       0.88  $       1.01
                     ============  ============  ============  ============
Net investment income
 per common share    $       0.28  $       0.29  $       0.78  $       0.92
                     ============  ============  ============  ============

ABOUT PENNANTPARK INVESTMENT CORPORATION
PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com